CROWLEY, MILNER AND COMPANY

                 1995 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

      Subject to shareholder approval, effective March 22, 1995, the plan described herein is hereby adopted as the Crowley, Milner and Company 1995 Non-Employee Director Stock Option Plan (the "Plan").

                            I.  GENERAL PROVISIONS

1.1 Purpose. The purpose of the Plan is to promote the best interests of the Corporation and its shareholders by attracting and motivating highly qualified individuals to serve as Directors and to encourage such Directors to acquire an ownership interest in the Corporation, thus identifying their interests with those of shareholders.

1.2 Definitions. As used in this Plan, the following terms have the meaning described below:

      (a) "Agreement" means the written agreement that sets forth the terms of a Participant's Option.

      (b)   "Board" means the Board of Directors of the Corporation.

      (c) "Change in Control" means the occurrence of any of the following events:

            (i) If any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), or group of persons acting in concert, other than the Corporation, a Subsidiary or an employee benefit plan or employee benefit plan trust maintained by the Corporation or a Subsidiary, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 of the Exchange Act, except that a person also shall be deemed the beneficial owner of all securities which such person may have a right to acquire, whether or not such right is presently exercisable), directly or indirectly, of securities of the Corporation representing fifty (50%) or more of the combined voting power of the Corporation's then outstanding securities ordinarily having the right to vote in the election of directors; or

            (ii) A liquidation or dissolution of the Corporation, sale of substantially all of the assets of the Corporation, or a merger, consolidation or combination in which the Corporation is not the survivor; or

            (iii) The addition of new members to the Board within any consecutive twenty-four (24) month period, which members constitute a majority of the Board, unless a majority of the Board consists of incumbent members of the Board in office prior to the commencement of such twenty-four (24) month period, plus new members who were recommended or appointed by a majority of the incumbent directors in office immediately prior to the addition of such new members to the Board.

      (d) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

      (e) "Committee" means the Compensation Committee of the Corporation, which shall be comprised of two or more disinterested members of the Board, as defined in Rule 16b-3.

      (f) "Common Stock" means shares of the Corporation's authorized Common Stock.
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      (g)   "Corporation" means Crowley, Milner and Company, a Michigan corporation.

      (h)   "Director" means a member of the Corporation's Board of Directors.

      (i)   "Disability" means total and permanent disability, as defined in
Section 22(e) of the Code.

      (j)   "Effective Date" means March 22, 1995.

      (k) "Eligible Director" means a Director who is not an Employee of the Corporation.

      (l) "Employee" means an employee of the Corporation or its Subsidiaries, who has an "employment relationship" with the Corporation or its Subsidiaries, as defined in Treasury Regulation 1.421-7(h), and the term "employment" means employment with the Corporation or its subsidiaries.

      (m) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

      (n) "Expiration Date" means the date set forth in the Agreement relating to an Option on which the right to exercise such Option shall expire, except as otherwise provided in Article III below. Unless otherwise provided in the Agreement, the Expiration Date for an Option shall be the fifth (5th) anniversary of its Grant Date.

      (o) "Fair Market Value" means, for purposes of determining the value of Common Stock, the closing price of the Common Stock on the American Stock Exchange, Inc., any national securities exchange on which such Common Stock is listed for trading or, if it is not listed on any exchange, the average of the closing bid and asked prices quoted in The Nasdaq Stock Market, as reported in The Wall Street Journal. In the event that there were no Common Stock transactions or no reported bid and asked quotations on such date, the Fair Market Value shall be determined as of the immediately preceding date on which there were Common Stock transactions or price quotations, as the case may be, on which there was such a reported sale.

      (p) "Grant Date" means the date on which the Option was automatically awarded pursuant to Section 2.1.

      (q) "Non-Employee Director" means a Director who is not an Employee of the Company.

      (r) "Nonqualified Stock Option" means an Option that is not intended to meet the requirements of Section 422 of the Code.

      (s) "Option" means a Nonqualified Stock Option to purchase Common Stock granted under this Plan.

      (t) "Participant" means each of the Directors of the Corporation participating in the Plan from time to time.

      (u) "Plan" means the Crowley, Milner and Company 1995 Non-Employee Director Stock Option Plan, the terms of which are set forth herein, and any amendments hereto.

      (v) "Rule 16b-3" means Rule 16b-3 under the Exchange Act, as in effect from time to time.

      (w) "Subsidiary" means a corporation of which at least fifty-one percent (51%) of the outstanding voting stock is owned by the Corporation, either directly or indirectly through one or more other Subsidiaries.

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      (x)   "1992 Incentive Stock Plan" means the Crowley, Milner and Company
1992 Incentive Stock Plan, as amended from time to time.

1.3 Administration. To the extent permitted by Rule 16b-3, the Plan shall be administered by the Committee. The Committee shall interpret the Plan, prescribe, amend, and rescind rules and regulations relating to the Plan, and make all other determinations necessary or advisable for its administration. The decision of the Committee on any question concerning the interpretation of the Plan or its administration with respect to any Option granted under the Plan shall be final and binding upon all Participants.

1.4 Stock. The total number of shares of Common Stock available for grants under the Plan shall not, in the aggregate, exceed 100,000 shares of Common Stock, as adjusted from time to time in accordance with Article IV. Shares subject to any unexercised portion of a terminated, forfeited, cancelled or expired Option granted hereunder shall be available for subsequent grants under the Plan. In the event that an option granted under the Plan is exercised by the delivery of shares of Common Stock previously acquired upon the exercise of Options issued under the Plan or through the retention of options procedure as described in Section 2.6 below, the shares of Common Stock so delivered to the Corporation or underlying such retained options shall be available for subsequent grants under this Plan.

                   II.  STOCK OPTIONS FOR ELIGIBLE DIRECTORS

2.1   Automatic Grants of Options to Non-Employee Directors.

      (a) Eligibility. All Non-Employee Directors of the Corporation, who have been elected by the shareholders at an Annual Meeting or who have been appointed to fill a vacancy on the Board and are serving on the Board at the time an Option is granted hereunder shall automatically participate hereunder, provided that a Non-Employee Director shall not be eligible to participate under this Plan unless he shall have served on the Board of Directors for at least one (1) year prior to the grant of any options, and provided further that a Non-Employee Director shall not be eligible to participate under this Plan during such period as he is participating in the 1992 Incentive Stock Plan.

      (b) Annual Grants. On the business day immediately prior to the date of each Annual Meeting of Shareholders, the Non-Employee Directors who meet the eligibility requirements in Section 2.1(a) above shall be granted an Option to purchase 2,000 shares of the Corporation's Common Stock, to be exercised within five (5) years from the Grant Date. The grant shall be automatic and nondiscretionary.

      (c) No Discretion. Notwithstanding any provision in the Plan to the contrary, the Committee shall have no discretion with respect to the terms of grants made to a Non-Employee Director pursuant to this Article II, except to the extent such discretion would not result in the grant or the Plan failing to qualify for the disinterested Director exemption provided under Rule 16b-3.

2.2 Option Agreement. Each Option granted pursuant to this Article II shall be evidenced by an Agreement for Non-Employee Directors in accordance with the terms of the Plan and shall specify, among other things, the exercise price, the term of the Option, the date or dates on which the Option becomes exercisable, the number of shares to which the Option relates, and other such provisions as the Committee shall determine.

2.3 Option Price. The purchase price per share of Common Stock for an Option granted pursuant to this Article II shall be equal to the Fair Market Value per share of Common Stock on the Grant Date.

2.4 Duration of Options. The Expiration Date of each Option granted pursuant to this Article II shall be the fifth (5th) anniversary of its Grant Date.

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2.5   Exercise of Shares Subject to Option.  Options granted under this
Article II shall become exercisable in full three (3) months following the Grant Date of each Option. Once exercisable, such Options may be exercised in whole or in part and at any time and from time to time until the Expiration Date of such Options, unless earlier terminated pursuant to this Plan (including Article III hereof), provided that, if such Options are not exercised by a Participant under this Plan in the sequential orders granted hereunder, those Options granted to such Participant prior to the Option so exercised shall automatically terminate.

2.6 Payment for Option Shares. The purchase price for shares of Common Stock to be acquired upon exercise of an Option granted hereunder shall be paid in full at the time of exercise in any of the following ways: (a) in cash; (b) by certified check, bank draft or money order; (c) by delivery to the Corporation of previously-acquired shares of the Corporation's Common Stock with a Fair Market Value (determined on the last trading date immediately preceding the date of exercise) equal to the exercise price; or
(d) by any combination of the foregoing.

                               III.  TERMINATION

3.1. General. If a Participant's term of office as a Non-Employee Director is terminated for any reason, (a) the Expiration Date of each Option granted pursuant to this Plan during the calendar year ending December 31, 1995 shall be the third (3rd) anniversary of such Option's Grant Date, and (ii) the Expiration Date of each Option granted pursuant to this Plan after December 31, 1995 shall be the first (1st) anniversary of the effective date of the Participant's termination as a Non-Employee Directors.

3.2 Post-Termination Exercise. During the period from the Participant's termination of services as a Non-Employee Director until the termination of the Option, the Participant, or the person or persons to whom the Option shall have been transferred by will or by the laws of descent and distribution, may exercise the Option only to the extent that such Option was exercisable on the date of the Participant's termination.

                    IV.  ADJUSTMENTS AND CHANGE IN CONTROL

4.1 Adjustments. The total amount of Common Stock for which Options may be granted under the Plan, and the number of shares subject to any such grants (both as to the number of shares of Common Stock and the Option price), shall be appropriately adjusted for any increase or decrease in the number of outstanding shares of Common Stock resulting from payment of a stock dividend on Common Stock, a subdivision or combination of shares of Common Stock, a stock split, or a reclassification of Common Stock. The foregoing adjustments and the manner of application of the foregoing provisions shall be determined and made by the Committee. Any such adjustment may provide for the elimination of any fractional share which might otherwise become subject to an Option.

4.2 Change in Control. Notwithstanding anything contained herein to the contrary, upon a Change in Control, any outstanding Option granted hereunder immediately shall become exercisable in full.

                               V.  MISCELLANEOUS

5.1 Partial Exercise. The Committee shall permit, and shall establish procedures for, the partial exercise of Options under the Plan.

5.2 Rule 16b-3 Requirements. Notwithstanding any other provision of the Plan, the Committee may impose such conditions on the exercise of an Option as may be required to satisfy the requirements of Rule 16b-3 and any successor thereto.

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5.3   Rights Prior to Issuance of Shares.  No Participant shall have any rights as a shareholder with respect to shares covered by an Option until and only to the extent that the Option is exercised.

5.4 Non-Assignability. Except as set forth below, no Option shall be transferable by a Participant except by will or the laws of descent and distribution, and during the lifetime of a Participant, an Option shall be exercised only by the Participant. Notwithstanding the foregoing, to the extent permitted by Rule 16b-3 of the Securities Exchange Act of 1934, as amended from time to time, an Option may be transferred by a Participant to a living trust of which the Participant is the grantor and beneficiary during his lifetime, if such transfer shall not be deemed to constitute a change in beneficial ownership. No transfer of an Option by will or the laws of descent and distribution (or to a living trust as applicable) shall be effective to bind the Corporation unless the Corporation shall have been furnished with written notice thereof and a copy of the will (or trust) or such evidence as the Corporation may deem necessary to establish the validity of the transfer and the acceptance by the transferee of the terms and conditions of the Option.

5.5.  Securities Laws.

            (a) Anything to the contrary herein notwithstanding, the Corporation's obligation to sell and deliver Common Stock pursuant to the exercise of an Option is subject to such compliance with federal and state laws, rules and regulations applying to the authorization, issuance or sale of securities as the Corporation deems necessary or advisable. The Corporation shall not be required to sell and deliver Common Stock unless and until it receives satisfactory assurance that the issuance or transfer of such shares shall not violate any of the provisions of the Securities Act of 1933, as amended, or the Exchange Act, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder or those of the American Stock Exchange, Inc., the National Association of Securities Dealers, Inc. or any stock exchange on which the Common Stock may be listed, the provisions of any state laws governing the sale of securities, or that there has been compliance with the provisions of such acts, rules, regulations and laws.

      (b) The Committee may impose such restrictions on any shares of Common Stock acquired pursuant to the exercise of an Option as it may deem advisable, including, without limitation, restrictions (i) under applicable federal securities laws, (ii) required by the American Stock Exchange, Inc., the NASDAQ Stock Market or any stock exchange or other recognized trading market upon which such shares of Common Stock are then listed or traded, and (iii) under any blue sky or state securities laws applicable to such shares. No shares shall be issued until counsel for the Corporation has determined that the Corporation has complied with all requirements under appropriate securities laws.

5.6   Termination and Amendment.

      (a) The Board may terminate the Plan, or the granting of Options under the Plan, at any time. No new grants shall be made under the Plan after March 21, 2000.

      (b) The Board may amend or modify the Plan at any time and from time to time, but, unless otherwise permitted under Rule 16b-3 without shareholder approval, no amendment or modification, without the approval of the shareholders of the Corporation, shall (i) materially increase the benefits accruing to Participants under the Plan, (ii) increase the amount of Common Stock for which grants may be made under the Plan, except as permitted under Sections 1.4 and 4.1, or (iii) change the provisions relating to the eligibility of individuals to whom grants may be made under the Plan. Unless otherwise permitted under Rule 16b-3, this Plan shall not be amended more than once in any six (6) month period other than to comply with changes in the Code or the Exchange Act.

      (c) No amendment, modification or termination of the Plan shall adversely affect any Option granted under the Plan without the consent of the Participant holding the Option.

5.7 Effect on Services. Neither the adoption of the Plan nor the granting of any Option pursuant to the Plan shall be deemed to create any right in any individual to be retained as a Non-Employee Director.

5.8 Use of Proceeds. The proceeds received from the sale of Common Stock pursuant to the Plan shall be used for general corporate purposes of the Corporation.

5.9 Approval of Plan. The Plan shall be subject to the approval of the holders of at least a majority of the shares of Common Stock of the Corporation present and entitled to vote at a meeting of shareholders of the Corporation held within twelve (12) months after adoption of the Plan by the Board. Any Option granted under the Plan prior to such shareholder approval, shall be conditioned upon receipt of such approval, and may not be exercised in whole or in part unless the Plan has been approved by the shareholders as provided herein. If not approved by shareholders within twelve (12) months after approval by the Board, the Plan shall be rescinded, and any Options granted under the Plan shall be void retroactive to the Grant Date.

      This NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN is hereby executed as of the 22nd day of March, 1995.

                              CROWLEY, MILNER AND COMPANY

                              By: /s/ MARK A. VANDENBERG
                                 Vice President- Finance, Secretary
                                 and Treasurer

BOARD APPROVAL:  March 22, 1995
SHAREHOLDER APPROVAL:  May 17, 1995